UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 14, 2024, S&W Seed Company (the "Company") issued a press release announcing financial results for the second quarter of fiscal year 2024 ended December 31, 2023. The text of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company appointed Vanessa Baughman as the Company’s Chief Financial Officer, effective February 12, 2024. Ms. Baughman, 54, had been serving as the Company’s Interim Chief Financial Officer and corporate Secretary since May 2023.

In connection with this appointment, the Company entered into an employment agreement with Ms. Baughman. Pursuant to the employment agreement, Ms. Baughman will receive an annual base salary of $330,000 and will be eligible to receive an annual performance bonus comprised of (i) a cash bonus with an initial target bonus percentage equal to 50% (up to a maximum of 75%) of her base salary (prorated for fiscal year 2024 from February 12, 2024); (ii) commencing with fiscal year 2025, a restricted stock unit award with an initial target value of $66,000 (up to a maximum of $132,000); and (iii) commencing with fiscal year 2025, a stock option award with an initial target value of $66,000 (up to a maximum of $132,000). Ms. Baughman is also entitled to reimbursement of certain business and travel expenses, and is eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers.

Ms. Baughman also was granted (i) a restricted stock unit award with a value of $66,000, with the number of shares subject to such award calculated by dividing the cash value of such award by the closing price of the Company’s common stock on February 12, 2024, and (ii) a stock option with a value of $66,000, with the number of shares subject to such award calculated by dividing the cash value of such award by the value of an option to purchase one share of the Company’s common stock on February 12, 2024 (determined by using the same Black-Scholes-Merton option pricing model as is utilized by the Company to estimate the fair value of employee option grants for financial accounting purposes), rounded down to the nearest whole share, with each award vesting quarterly over a three year period commencing on February 12, 2024.

Ms. Baughman’s employment agreement also provides for certain severance benefits, each subject to a requirement that Ms. Baughman provide the Company with a general release of claims in a termination agreement acceptable to the Company:

•
In the event her employment is terminated without cause or she resigns for good reason (each as defined in the employment agreement), she will be entitled to receive (i) continuation of her base salary for 12 months, (ii) a lump sum payment equal to 100% of her target cash bonus, (iii) full acceleration of the vesting of all of her outstanding equity grants and awards, and any outstanding stock options will remain exercisable for up to 12 months following termination, and (iv) payment or reimbursement of COBRA premiums for 12 months.
•
If her employment is terminated without cause or she resigns for good reason during the three months before or 12 months after the effective date of a change of control (as defined in the employment agreement), she will be eligible to receive (i) a lump sum cash payment equal to 18 months of her base salary plus 150% of her target cash bonus, (ii) full acceleration of the vesting of all of her outstanding equity grants and awards, and any outstanding stock options will remain exercisable for up to 12 months following termination, and (iii) payment or reimbursement of COBRA premiums for 18 months.

The Company had previously entered into its standard form of indemnification agreement with Ms. Baughman.

There are no family relationships between Ms. Baughman and any of the Company’s current or former directors or executive officers. Ms. Baughman is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of S&W Seed Company dated February 14, 2024, announcing financial results for the second quarter of fiscal year 2024 ended December 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is furnished and shall not be deemed "filed" for purposes of the Exchange Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

	By:	/s/ Mark Herrmann
Mark Herrmann
Chief Executive Officer

Date: February 14, 2024